UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2025

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

6465 South Greenwood Plaza, Suite 400, Centennial, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-6605

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DHX	New York Stock Exchange
Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.    Submission of Matters to Vote of Security Holders.
On May 16, 2025, DHI Group, Inc. (the "Company") held its 2025 annual meeting of stockholders (the "Annual Meeting") as a virtual meeting online via live webcast. As of the record date of April 1, 2025, 45,737,559 shares of the Company's common stock were outstanding and entitled to vote at the Annual Meeting. The Company's stockholders voted on, and approved, the following proposals at the Annual Meeting:
Proposal 1: Election of three Class III directors, each for a term of three-years, or until his successor is duly elected and qualified. The results of the voting were as follows.

Nominees	For	Against	Abstain	Broker Non-Votes
Brian "Skip" Schipper	35,094,390	1,948,903	733,994	5,473,540
David Windley	35,272,221	1,493,298	1,011,768	5,473,540
Scipio "Max" Carnecchia	35,549,427	1,493,586	734,274	5,473,540
Proposal 2: Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the voting were as follows:

For	Against	Abstain
42,945,934	239,719	65,174
Proposal 3: Advisory vote to approve the compensation of the Company's named executive officers. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
29,883,967	4,972,721	2,920,599	5,473,540
Proposal 4: Approval of the Section 382 Rights Agreement, dated as of January 28, 2025 between the Company and Computershare Trust Company, N.A. as rights agent, adopted by the Board. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
29,717,963	7,292,260	767,064	5,473,540

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	May 20, 2025	By: /S/ E. Jack Connolly
Name: E. Jack Connolly
Title: Chief Legal Officer